Exhibit 99.1

New Fortress Energy to Acquire Hygo Energy Transition Ltd. and Golar LNG Partners LP in Combined $5 Billion Transaction

Investment Highlights
•	NFE will become the leading gas-to-power company in Brazil, one of the largest economies in the world with a population of over 200 million
•	Adds 2700MW of power generation operational or in development and robust customer pipeline in Brazil’s rapidly growing natural gas and power markets
•	Provides world-class LNG shipping experience and assets for NFE’s fully integrated approach to advance the global energy transition
•	Accelerates NFE’s rapid growth, with expansion of LNG terminals operational or in development from five to nine

NEW YORK – (BUSINESS WIRE) – January [13], 2021 – New Fortress Energy Inc. (Nasdaq: NFE) (“NFE”) today announced that it has entered into definitive agreements to acquire Hygo Energy Transition Ltd. (“Hygo”), a 50-50 joint venture between Golar LNG Limited (Nasdaq: GLNG) (“GLNG”) and Stonepeak Infrastructure Fund II Cayman (G) Ltd., a fund managed by Stonepeak Infrastructure Partners (“Stonepeak”), and Golar LNG Partners, LP (Nasdaq: GMLP) (“GMLP”).

“With a strong presence in Brazil and a world-class LNG shipping business, Hygo and GMLP are excellent additions to our efforts to accelerate the world’s energy transition,” said Wes Edens, Chairman and CEO of NFE. “The addition of Hygo will quickly expand our footprint in South America with three gas-to-power projects in Brazil’s large and fast-growing market. With GMLP, we gain LNG ships and world-class operators that are an ideal fit to support our existing terminals and robust pipeline.”

“We are impressed with what Wes Edens and the NFE team have created and their commitment to changing the energy industry,” said Golar LNG Chairman Tor Olav Troim. “They share our vision to provide cheaper and cleaner energy to a growing population.  The consolidation of two of the entrepreneurial LNG downstream players gives the company improved access to capital and creates a unique world-leading energy transition company which Golar shareholders will benefit from being a part of going forward.”

“Tor Olav Trøim and his teams have been pioneers in the global shipping and energy industries,” continued Edens. “The addition of this great portfolio of assets enhances our fully integrated approach and we’re excited for them to become part of NFE. This is a great step towards our goal of finishing this year with fifteen to twenty terminals that bring more clean and affordable energy to growing markets around the world.”

With the acquisition of Hygo, NFE will acquire an operating floating storage and regasification unit (FSRU) terminal and a 50% interest in a 1500MW power plant in Sergipe, Brazil as well as two other FSRU terminals with 1200MW of power in advanced stages in Brazil. Hygo’s fleet consists of a newbuild FSRU and two operating LNG carriers.

NFE will also acquire a leading owner of FSRUs and LNG carriers as well as a pioneer in floating liquefaction technologies with the GMLP transaction. The addition of GMLP’s fleet of six FSRUs, four LNG carriers and a 50% interest in Trains 1 and 2 of the Hilli, a floating liquefaction vessel, is expected to support both NFE’s existing facilities and international project pipeline.

Acquisition of Hygo Energy Transition Ltd.

Under NFE’s agreement with Hygo (the “Hygo Agreement”), NFE will acquire all of the outstanding shares of Hygo for 31.4 million shares of NFE Class A common stock and $580 million in cash. The transaction is valued at a $3.1 billion enterprise value and a $2.18 billion equity value. Pursuant to the transaction, GLNG will receive 18.6 million shares of NFE Class A common stock and $50 million in cash and Stonepeak will receive 12.7 million shares of NFE Class A common stock and $530 million in cash. Hygo’s Board of Directors, together with GLNG and Stonepeak, the shareholders of Hygo, have unanimously approved the proposed transaction with NFE. The closing of the transaction is subject to the receipt of certain regulatory approvals and third party consents and other customary closing conditions, and is expected to occur in the first half of 2021.

Acquisition of Golar LNG Partners, LP

Under NFE’s agreement with GMLP (the “GMLP Agreement”), NFE has agreed to acquire all of the outstanding common units of GMLP for $3.55 per common unit in cash. NFE has also agreed to acquire GMLP’s general partner for equivalent consideration based on the general partner’s economic interest in GMLP. The preferred units of GMLP will remain outstanding.  The transaction is valued at a $1.9 billion enterprise value and $251 million common equity value. GMLP’s Board of Directors, acting upon the recommendation of a special committee of independent directors of GMLP, unanimously approved the proposed transaction with NFE. The closing of the transaction is subject to the approval by the holders of a majority of GMLP’s outstanding common units, the receipt of certain regulatory approvals and third party consents and other customary closing conditions, and is expected to occur in the first half of 2021. GLNG has entered into a support agreement with NFE committing to vote its approximately 30.8% interest in GMLP’s common units in favor of the transaction.

Skadden, Arps, Slate, Meagher & Flom LLP, Conyers Dill & Pearman and Watson Farley and Williams are acting as NFE’s legal advisors in the transaction. Goldman Sachs & Co. and Citi are acting as financial advisors to Hygo and Vinson & Elkins LLP is acting as Hygo’s legal advisor.  Deutsche Bank Securities Inc. is acting as financial advisor to the special committee of GMLP, Akin Gump Strauss Hauer & Feld LLP is acting as the special committee’s legal advisor, and Baker Botts L.L.P. is acting as GMLP’s legal advisor. Simpson, Thacher, & Bartlett LLP are acting as legal advisors to Stonepeak

About New Fortress Energy

New Fortress Energy is a global energy infrastructure company founded to help accelerate the world’s transition to clean energy. The company funds, builds and operates natural gas infrastructure and logistics to rapidly deliver fully integrated, turnkey energy solutions that enable economic growth, enhance environmental stewardship and transform local industries and communities.

Cautionary Language Regarding Forward-Looking Statements

This communication contains forward-looking statements. All statements contained in this communication other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “targets,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors.

Specific factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to: (i) changes in federal, state, local and foreign laws or regulations to which NFE, Hygo or GMLP is subject; (ii) terrorism and other security risks, including cyber risk, adverse weather conditions, including hurricanes, environmental releases and natural disasters; (iii) adverse regional, national, or international economic conditions, adverse capital market conditions and adverse political developments; (iv) shutdowns or interruptions at Hygo’s or GMLP’s terminaling, storage and processing assets; (v) volatility in the price of LNG products; (vi) nonpayment or nonperformance by any of NFE’s, Hygo’s or GMLP’s customers or suppliers; (vii) NFE’s ability to integrate the acquired assets and operations with its existing assets and operations and to realize anticipated cost savings and other efficiencies and benefits; (viii) the risk that the proposed transactions with each of Hygo and GMLP may not be completed in a timely manner or at all; (ix) GMLP’s ability to receive, on a timely basis or otherwise, the required approval of the proposed GMLP Transaction with NFE by GMLP’s common unitholders; (x) the possibility that competing offers or acquisition proposals for GMLP will be made; (xi) the possibility that any or all of the various conditions to the consummation of the Hygo Transaction or the GMLP Transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (xii) the effect of the announcement or pendency of the transactions contemplated by each of the Hygo Agreement and GMLP Agreement on NFE’s, Hygo’s and GMLP’s ability to retain and hire key personnel, their ability to maintain relationships with their respective customers, suppliers and others with whom they do business, and their operating results and business generally; (xiii) the possibility that long-term financing for the proposed transactions may not be available on favorable terms, or at all; and (xiv) the cautionary discussion of risks and uncertainties detailed in Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of NFE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (as filed with the SEC on March 4, 2020) and other risk factors identified herein or from time to time in NFE’s periodic filings with the SEC. These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of NFE’s forward-looking statements. Other known or unpredictable factors could also have material adverse effects on future results.

We undertake no duty to update these forward-looking statements, even though our situation may change in the future. Furthermore, we cannot guarantee future results, events, levels of activity, performance, projections, achievements and the completion of each of the GMLP Transaction and the Hygo Transaction.

Contact Information

IR:
Joshua Kane
(516) 268-7455
jkane@newfortressenergy.com

Media:
Jake Suski
(516) 268-7403
press@newfortressenergy.com